UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported) July 30, 2008
AUTONATION, INC.
(Exact Name Of Registrant As Specified In Its Charter)

DELAWARE	1-13107	73-1105145

(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
110 S.E. 6th Street
Ft. Lauderdale, Florida 33301
(Address Of Principal Executive Offices, Including Zip Code)
Registrant’s Telephone Number, Including Area Code (954) 769-6000
(Former Name Or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 30, 2008, the Board of Directors (the “Board”) of AutoNation, Inc. (the “Company”) appointed David B. Edelson, Senior Vice President of Loews Corporation (“Loews”), as a member of the Board effective immediately. The appointment increases the size of the Board to eight members. The Board determined that Mr. Edelson qualifies as independent under the independence standards set forth in the Company’s Corporate Governance Guidelines and the applicable New York Stock Exchange listing standards.
     Mr. Edelson will participate in the Company’s non-employee director compensation program pursuant to which he will receive an annual fee of $25,000 for his service on the Board, plus $1,000 for each Board meeting attended in excess of four annually (and, to the extent he is appointed to a Board committee in the future, $1,000 for each committee meeting attended). These Board fees will be paid in cash, and the annual fee will be prorated based on the number of months served during the year. Mr. Edelson will also be eligible to receive an annual vehicle allowance of $22,500 to purchase or lease a vehicle in accordance with the Company’s Director Vehicle Allowance Program (prorated based on number of months served during the year) and expense reimbursement in connection with Board and committee meeting attendance.
     In accordance with the terms of the Company’s 2007 Non-Employee Director Stock Option Plan (the “Plan”), on July 30, 2008, Mr. Edelson was automatically granted an option to purchase 50,000 shares of Company common stock at an exercise price of $10.43 per share, the closing price of a share of Company common stock on July 29, 2008. As a non-employee director, Mr. Edelson will also be eligible to receive an automatic annual grant of an option to purchase 20,000 shares of Company common stock on the first business day of each calendar year while the Plan is in effect. All options granted under the Plan vest immediately upon the date of grant and have an exercise price equal to the closing price of a share of Company common stock on the trading day immediately preceding the date of grant.
     A copy of a press release issued by the Company announcing Mr. Edelson’s appointment is attached as an exhibit hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits
     Exhibit 99.1 Press Release dated July 30, 2008 issued by AutoNation, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC. (Registrant)
By:	/s/ Jonathan P. Ferrando
Jonathan P. Ferrando
Executive Vice President, General Counsel and Secretary

Dated: July 30, 2008

INDEX TO EXHIBITS

Exhibit	Exhibit
Number	Description

99.1	Press Release dated July 30, 2008 issued by AutoNation, Inc.

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